   As filed with the Securities and Exchange Commission on January 22, 1997

                                                   Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933

                               ---------------

                       PAXSON COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                      DELAWARE                                                     59-3212788
            (State or other jurisdiction                              (I.R.S. Employer Identification No.)
         of incorporation or organization)

 601 CLEARWATER PARK ROAD, WEST PALM BEACH, FLORIDA                                   33401
      (Address of Principal Executive Office)                                      (Zip Code)

                      PAXSON COMMUNICATIONS CORPORATION
                          1996 STOCK INCENTIVE PLAN
                           (Full title of the plan)

                          ANTHONY L. MORRISON, ESQ.
                SECRETARY, VICE PRESIDENT, AND GENERAL COUNSEL
                      PAXSON COMMUNICATIONS CORPORATION
                           601 CLEARWATER PARK ROAD
                        WEST PALM BEACH, FLORIDA 33401
                   (Name and address of agent for service)
                                (561) 659-4122
        (Telephone number, including area code, of agent for service)

                       Copies of all communications to:

                          MICHAEL L. JAMIESON, ESQ.
                             HOLLAND & KNIGHT LLP
                            400 NORTH ASHLEY DRIVE
                                  SUITE 2050
                             TAMPA, FLORIDA 33602

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                      CALCULATION  OF REGISTRATION  FEE

----------------------------------------------------------------------------------------------------------
                                                           PROPOSED           PROPOSED
           TITLE OF                    AMOUNT               MAXIMUM           MAXIMUM          AMOUNT OF
          SECURITIES                    TO BE           OFFERING PRICE       AGGREGATE       REGISTRATION
       TO BE REGISTERED              REGISTERED            PER UNIT*      OFFERING PRICE*         FEE
----------------------------------------------------------------------------------------------------------
  Class A Common Stock,
   par value
   $.001 per share. . . . . .     2,000,000 shares         $8.84375        $17,687,500        $5,360.00
----------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales price for shares of Class A Common Stock of the registrant as reported on the American Stock Exchange on January 20, 1997.


================================================================================

                                   PART II
                INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Registrant, Paxson Communications Corporation, a Delaware corporation, are incorporated by reference in this Registration Statement.

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b)   (i)   The Registrant's Quarterly Report on Form 10-Q for the
                     quarter ended March 31, 1996.

               (ii) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

               (iii) The Registrant's Quarterly Report on Form 10-Q for the
                     quarter ended September 30, 1996.

               (iv) The description of the Registrant's Class A Common Stock contained under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 filed with the Commission on August 15, 1996, Registration Number 333-10267 and as amended by amendments filed September 16, 1996, and September 26, 1996.

         (c) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Company's Certificate of Incorporation eliminates the liability of the directors of the Company to the Company or its stockholders, except for liabilities related to breach of the duty of loyalty, actions not in good faith, and certain other liabilities.

         As permitted by Section 145 of the Delaware General Corporation Law, the Company's bylaws provide for the indemnification of its directors, officers, employees, and agents against expenses actually and reasonably incurred in connection with certain stated proceedings and under certain stated conditions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1     Certificate of Incorporation of the Registrant.*

         4.2     Bylaws of the Registrant.**

         4.3 Form of Stock Certificate for the Class A Common Stock of the Registrant.***

         4.4     Paxson Communications Corporation 1996 Stock Incentive Plan.

         5.1 Opinion of Holland & Knight LLP as to the legality of the securities being registered hereunder.

         23.1 Consent of Holland & Knight LLP (contained in Exhibit 5.1 hereto).

         23.2    Consent of Price Waterhouse LLP.

         24.1    Powers of Attorney (included on signature page).

_______________________

* Filed with the Registrant's Annual Report on Form 10-K, dated March 31, 1995, and incorporated herein by reference.
** Filed with Amendment No. 2 to the Registrant's Registration Statement on Form S-1, filed March 27, 1996, Registration No. 333-473 and incorporated herein by reference.
*** Filed with the Registrant's Registration Statement on Form S-4, filed September 26, 1994, Registration No. 33-84416 and incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by section
10(a)(3) of the Securities Act of 1933;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                          (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see
Item 6) or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on January 20, 1997.

                                  PAXSON COMMUNICATIONS CORPORATION


                                  By: /s/ Anthony L. Morrison
                                     --------------------------------------
                                       Anthony L. Morrison, Secretary, Vice
                                       President and General Counsel


         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur D. Tek and Anthony L. Morrison, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signatures                                 Title                                Date
            ----------                                 -----                                ----
/s/ Lowell W. Paxson                 Chairman of the Board, Chief Executive           January 20, 1997
----------------------------------   Officer, and Director (Principal
Lowell W. Paxson                     Executive Officer)

/s/ Arthur D. Tek                    Vice President, Chief Financial                  January 20, 1997
----------------------------------   Officer, and Director
Arthur D. Tek

/s/ Kenneth M. Gamache               Controller                                       January 20, 1997
----------------------------------
Kenneth M. Gamache

/s/ James B. Bocock                  President, Chief Operating Officer, and          January 20, 1997
----------------------------------   Director
James B. Bocock

/s/ Michael J. Marocco               Director                                         January 20, 1997
----------------------------------
Michael J. Marocco

/s/ John A. Kornreich                Director                                         January 20, 1997
----------------------------------
John A. Kornreich



/s/ J. Patrick Michaels, Jr.         Director                                         January 20, 1997
----------------------------------
J. Patrick Michaels, Jr.

/s/ S. William Scott                 Director                                         January 20, 1997
----------------------------------
S. William Scott

/s/ Bruce L. Burnham                 Director                                         January 20, 1997
----------------------------------
Bruce L. Burnham

/s/ James L. Greenwald               Director                                         January 20, 1997
----------------------------------
James L. Greenwald

                               INDEX TO EXHIBITS


         4.1     Certificate of Incorporation of the Registrant.*

         4.2     Bylaws of the Registrant.**

         4.3 Form of Stock Certificate for the Class A Common Stock of the Registrant.***

         4.4     Paxson Communications Corporation 1996 Stock Incentive Plan.

         5.1 Opinion of Holland & Knight LLP as to the legality of the securities being registered hereunder.

         23.1 Consent of Holland & Knight LLP (contained in Exhibit 5.1 hereto).

         23.2    Consent of Price Waterhouse LLP.

         24.1    Powers of Attorney (included on signature page).

_______________________

* Filed with the Registrant's Annual Report on Form 10-K, dated March 31, 1995, and incorporated herein by reference.
** Filed with Amendment No. 2 to the Registrant's Registration Statement on Form S-1, filed March 27, 1996, Registration No. 333-473 and incorporated herein by reference.
*** Filed with the Registrant's Registration Statement on Form S-4, filed September 26, 1994, Registration No. 33-84416 and incorporated herein by reference.